Exh 99(a)

[NFG LOGO OMITTED}

Financial
News

National Fuel Gas Company

10 Lafayette Square/Buffalo, NY 14203
Margaret M. Suto
Investor Relations
716-857-6987

RELEASE DATE:    October 24, 2002

Joseph Pawlowski
Treasurer
716-857-6904

NATIONAL FUEL REPORTS 2002 RESULTS

HIGHLIGHTS

•       Earnings before non-recurring items of $1.58 per diluted share are in line with expectations.
•       Company re-affirms previous fiscal 2003 earnings guidance.*
•       Conference call scheduled for Friday, October 25 at 11:00 am.

Buffalo, New York: National Fuel Gas Company ("National Fuel" or the "Company") (NYSE:NFG) today announced consolidated earnings before non-recurring items for the fiscal year ended September 30, 2002 of $127.5 million or $1.58 per share, a decrease of $38.3 million or $0.47 per share from the prior year's earnings before non-recurring items of $165.8 million or $2.05 per share (note: all references to earnings per share are to diluted earnings per share). The decrease in earnings compared with the prior year was principally the result of the decline in commodity prices experienced for most of the fiscal year, which lowered earnings in the Exploration and Production segment by approximately $0.30 per share. Reported consolidated earnings for the fiscal year ended September 30, 2002 were $117.7 million or $1.46 per share, which compares to the prior year's reported earnings of $65.5 million or $0.82 per share.

        Consolidated earnings before non-recurring items for the quarter ended September 30, 2002 were $3.7 million or $0.05 per share, an increase of $0.4 million or $0.01 per share from the prior year's earnings before non-recurring items of $3.3 million or $0.04 per share. Reported consolidated earnings for the quarter ended September 30, 2002 were $4.9 million or $0.06 per share, which compares to the prior year's reported fourth quarter loss of $99.4 million or $1.24 per share.

        Philip C. Ackerman, Chairman, President and Chief Executive Officer of National Fuel Gas Company stated: "This year's decline in the overall earnings is to be expected after experiencing such high oil and gas prices in fiscal 2001. The Utility and Pipeline and Storage segments continue to be steady and robust contributors to earnings and we are pleased with the results from those operations. Additionally, the Timber segment's earnings increased, and we are especially pleased with the turnaround in Energy Marketing."*

DISCUSSION OF FOURTH QUARTER EARNINGS BY SEGMENT

        Please note that the following discussion of earnings by segment excludes certain non-recurring profit and loss items in an effort to provide a clearer picture of actual operating results

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National Fuel - Fiscal 2002 Results
Page 2.

for the period. A summary of those non-recurring items follows the Discussion of Fourth Quarter Earnings by Segment, Discussion of Annual Results, and Earnings Guidance. A reconciliation of reported earnings to the earnings discussed below is provided on page 7 of this document.

Regulated segments

        The Utility segment's fourth quarter loss increased from $5.0 million for the quarter ended September 30, 2001 to $10.0 million for the quarter ended September 30, 2002 primarily due to several routine regulatory true-up adjustments in the New York jurisdiction. Excluding these items, earnings in this segment were flat compared with the prior year.

        In the Pipeline and Storage segment, earnings of $10.4 million for the quarter ended September 30, 2002 were up $6.8 million from the fourth quarter of fiscal 2001. The increase in earnings was principally the result of higher efficiency gas revenues, lower operation and maintenance expense, and lower income taxes.

Exploration and Production segment

        The Exploration and Production segment's earnings for the fourth quarter of fiscal 2002 were $4.3 million, down $9.1 million from the prior year's quarter primarily due to a 5 Bcfe decrease in consolidated production. In the United States, production decreased by approximately 4 Bcfe principally due to the declining production in the Gulf of Mexico as the Company shifts its emphasis to producing longer lived on-shore reserves. Because of lower Canadian natural gas prices throughout most of fiscal 2002, the Company curtailed Canadian natural gas production during the summer months and reduced capital spending in that region. As a result, production in Canada during the fourth quarter of fiscal 2002 was down by approximately 1 Bcfe from the prior year. The impact of lower consolidated production was partially offset by higher commodity prices. Oil prices (after hedging) increased by $0.81/Mbl or 4%, and natural gas prices (after hedging) increased by $0.50/Mcf or 15%.

        Seneca Resources Corporation's (Seneca) primary drilling areas for the fourth quarter were in Canada and Appalachia. A total of 42 wells were drilled with a 95% success rate. In the East Division, a total of 28 wells were drilled with a 96% success rate. More development drilling in these regions is planned in 2003.*

        The first two wells in Seneca's previously announced offshore farm-out program were drilled in the fourth quarter with a 50% success rate. Seneca retained a 5.33% override (7.33% after payout) in the successful well. A third well is planned for the first quarter of fiscal 2003.* The remainder of Seneca's drilling activity was in National Fuel Exploration Corporation (NFEx). The Talisman operated B-79-J Sukunka well was brought on production on September 21st at an initial restricted rate of 15 MMcf per day. NFEx has a 20% interest in this well resulting in initial net gas sales of approximately 2.1 MMcf per day. It is now anticipated that the second deep exploratory well in Sukunka to be drilled by the joint venture will commence in November.*

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National Fuel - Fiscal 2002 Results
Page 3.

        NFEx has recently entered into a joint venture with a private oil and gas company in the Shackleton area of southwestern Saskatchewan. This area is a newly developing shallow gas play and NFEx has participated in the drilling of four wells to date, thereby earning a 50% working interest in 16,800 gross acres of land with an option to earn 50% in an additional 28,160 gross acres. The company has also acquired 15,680 net acres of prospective land in the area at recent crown land sales.

        Seneca's crude oil and natural gas reserves decreased from 1,014 Bcfe at September 30, 2001 to 856 Bcfe at September 30, 2002, a decrease of 158 Bcfe or 15.5%. This decrease was attributable to several factors. Production and sales of properties reduced reserves by 88 Bcfe and 18 Bcfe, respectively. Seneca's limited activity offshore in the Gulf of Mexico resulted in reserve replacement of only 56% of consolidated production (fiscal 2002 discoveries were approximately 49 Bcfe). In addition, in the fourth quarter, development drilling programs in Seneca's West and Canadian Divisions were determined to be uneconomic. As a result, Seneca reduced the quantity of its gas reserves in California by 26 Bcf. This was partially offset by positive revisions for a net U.S. reserve reduction of 19 Bcfe. Canadian reserves were revised downward by 82 Bcfe.

         Ackerman commented: "The adjustment to the West division's natural gas reserves, while disappointing, should not significantly impact the performance of this division.* These properties were purchased primarily for their oil reserves. With the efficiencies we have introduced, and generally higher oil prices, they are proving to be valuable long-run contributors. The low reserve replacement ratio was expected given our reduced exploration spending in the Gulf of Mexico. The result of our development drilling in Canada to date has been disappointing. We simply did not find what we expected we would when we purchased the properties. However, since our new management team has been in place in Calgary, the results have been very positive. This division added 24 Bcfe of new reserves or 100% of production in fiscal 2002. We continue to believe that having a presence in Canadian oil and gas properties will benefit the Company and its shareholders in the long term.* Our overall objective for this segment is to live within cash flow and to pay down debt, in order to reduce our risk profile and strengthen our balance sheet."*

        Seneca expects its first quarter fiscal 2003 production to be approximately 19-21 Bcfe, and annual production to be in the range of 80-85 Bcfe.*

Other segments

         The International segment's fourth quarter fiscal 2002 loss of $5.9 million was $0.3 million lower when compared to the fourth quarter of fiscal 2001. Lower interest expense and a higher effective income tax rate more than offset an increase in operation and maintenance expense.

        The Energy Marketing segment's fourth quarter fiscal 2002 earnings of $1.7 million were $2.7 million higher when compared to the prior year. Though volumes were down 12% from the prior year, operating margins increased as a result of improved operational strategies.

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National Fuel - Fiscal 2002 Results
Page 4.

        The Timber segment's fourth quarter earnings of $3.7 million were $3.3 million higher than the prior year's fourth quarter primarily due to an increase in after-tax gains on sales of standing timber ($1.1 million in 2002 vs. $0 in 2001). Higher sales of cherry logs and kiln dried cherry lumber also contributed to the increase in earnings.

DISCUSSION OF ANNUAL RESULTS

         The Utility segment's fiscal 2002 earnings of $49.5 million were $12.4 million lower than the prior year's earnings of $61.9 million. Warmer weather in the Pennsylvania jurisdiction, lower usage per account, and several routine regulatory true-up adjustments in the New York jurisdiction were the major contributors to the decrease. Partially offsetting the impact of these items was a reduction in an annual bill credit in the New York jurisdiction from $10 million in 2001 to $5 million in 2002.

         In the Pipeline and Storage segment, lower operation and maintenance expense, combined with a favorable income tax true-up adjustment, led to a $4.9 million increase in earnings compared to the prior year.

         Lower commodity prices experienced throughout most of fiscal 2002 were the key contributors to the Exploration and Production segment's $41.6 million decline in earnings. Weighted average crude oil and natural gas prices (after hedging) declined by $1.65/bbl and $0.59/mcf, respectively. Also contributing to the decrease was a 0.7 Bcfe decline in consolidated production and an increase in workover expense.

         The International segment's fiscal 2002 loss of $4.4 million was $1.4 million greater than the prior year's loss principally due to higher operation and maintenance expense, offset by lower interest expense and a higher effective income tax rate. The increase in operation and maintenance was largely the result of project development costs associated with the Company's ongoing power development projects in Europe.

         The Energy Marketing segment's fiscal 2002 earnings of $8.6 million were $10.7 million higher when compared to the prior year. Throughput was down by approximately 3.7 Bcf due to the warm winter in Western New York and the fact that the Company exited the New Jersey marketplace during the second half of fiscal 2001. Higher margins and lower bad debt and operation expenses more than offset the earnings impact of the decrease in throughput.

         In the Timber segment, a 40% increase in kiln dried cherry lumber sales volumes was the main contributor to that segment's $2.0 million increase in earnings.

EARNINGS GUIDANCE

        The Company re-affirms its previously disclosed fiscal 2003 earnings per share guidance of $1.60 to $1.70.*

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National Fuel - Fiscal 2002 Results
Page 5.

DISCUSSION OF NON-RECURRING ITEMS (all amounts are after tax)

        The above discussion of consolidated earnings for the three months ended September 30, 2002 excludes $1.1 million of income associated with the reversal of a reserve recorded in the first quarter of fiscal 2002 for the Company's exposure to Enron Corporation (Exploration and Production segment). As of September 30, 2002, substantially all of this reserve has reversed. The remainder, approximately $0.2 million, will reverse in the first quarter of fiscal 2003. The above discussion of earnings for the quarter ended September 30, 2001 excludes the following items: an impairment of oil and gas assets of $104 million (Exploration and Production segment), stock appreciation rights income (Utility, Pipeline and Storage, Exploration and Production and Corporate segments - $1.8 million, $2.5 million, $0.3 million, and $0.4 million, respectively), non-recurring mark-to-market losses on derivative contracts (Exploration and Production segment - $1.3 million), and non-recurring mark-to-market losses on natural gas inventory (Energy Marketing and Other segments - $1.3 million and $1.1 million, respectively).

        The above discussion of consolidated earnings for the fiscal year ended September 30, 2002 excludes a $9.9 million impairment charge relating to the Company's investment in the Independence Pipeline Company (Pipeline and Storage segment). The above discussion of consolidated earnings for the fiscal year ended September 30, 2001 excludes the following non-recurring items: an impairment of oil and gas assets of $104 million (Exploration and Production segment), stock appreciation rights income (Utility, Pipeline and Storage, Exploration and Production and Corporate segments - $3.1 million, $4.2 million, $0.5 million, and $0.7 million, respectively), expense associated with an early retirement offer (Utility and Pipeline and Storage segments - $4.2 million and $1.1 million, respectively), income associated with the buy out of a long-term transportation contract (Pipeline and Storage segment - $2.6 million), non-recurring mark-to-market gains on derivative contracts (Exploration and Production segment - $2.9 million), and non-recurring mark-to-market losses on natural gas inventory (Energy Marketing and Other segments - $1.3 million and $3.6 million, respectively).

EARNINGS TELECONFERENCE

        The Company will host a conference call on Friday, October 25, 2002 at 11:00 a.m. (Eastern Time) to discuss this announcement. There are two ways to access this call; first, you may go to the Company's home page at its Internet Web site http://www.nationalfuelgas.com and click on the words "Conference Call"; and second, for those without Internet access, a toll free number may be used. Please call 1-877-922-4780 and use the passcode "National Fuel" to listen to the live call. For those unable to listen to the live broadcast, a replay will be available at the above-mentioned Internet Web site beginning about one hour after the call, and continuing until the close of business on Friday, November 1, 2002. In addition, the call will be recorded and a toll-free replay will be available for playback by telephone approximately one hour after the call is completed at 1-800-860-4708, continuing until the close of business on Friday, November 1, 2002.

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National Fuel - Fiscal 2002 Results
Page 6.

        National Fuel is an integrated energy company with $3.4 billion in assets comprised of the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

_______________________________________________________

*    Certain statements contained herein, including those which are designated with an asterisk ("*"), are "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions including economic disruptions caused by terrorist activities, demographic patterns or weather conditions; changes in the availability and/or price of natural gas and oil; inability to obtain new customers or retain existing ones; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company's ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company's actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the related effect given the accounting treatment or valuation of related derivative financial instruments; inability of the various counterparties to meet their obligations with respect to the Company's financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company's relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; or changes in accounting principles or the application of such principles to the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact:	Julie Coppola Cox	(716) 857-7079
Analyst Contact:	Margaret Suto	(716) 857-6987

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                           NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                     RECONCILIATION TO REPORTED EARNINGS

                                                   Three Months                Three Months               Twelve Months              Twelve Months
(Thousands of Dollars)                                 Ended                      Ended                       Ended                      Ended
                                                September 30, 2002          September 30, 2001         September 30, 2002          September 30, 2001
                                                   (unaudited)                 (unaudited)                 (unaudited)                (unaudited)

Utility
Reported earnings                                      $ (9,950)                  $ (3,165)                   $ 49,505                  $  60,707
Stock appreciation rights income                              -                     (1,817)                          -                     (3,059)
Early retirement expense                                      -                          -                           -                      4,228
                                                       ---------                  ---------                   --------                  ----------
Earnings before non-recurring items                      (9,950)                    (4,982)                     49,505                     61,876
                                                       ---------                  ---------                   --------                  ----------

Pipeline and Storage
Reported earnings                                        10,435                      6,063                      29,715                     40,377
Impairment of Independence Pipeline                           -                          -                       9,859                          -
Stock appreciation rights income                              -                     (2,509)                          -                     (4,224)
Early retirement expense                                      -                          -                           -                      1,118
Gain on buy out of long-term contract                         -                          -                           -                     (2,600)
                                                       ---------                  ---------                   --------                  ----------
Earnings before non-recurring items                      10,435                      3,554                      39,574                     34,671
                                                       ---------                  ---------                   --------                  ----------

Exploration and Production
Reported earnings                                         5,470                    (91,739)                     26,851                    (32,284)
Impairment of oil and gas assets                              -                    104,040                           -                    104,040
Stock appreciation rights income                              -                       (274)                          -                       (462)
Derivative mark to market adjustment                          -                      1,334                           -                     (2,852)
Reserve for Enron exposure                               (1,129)                         -                           -                          -
                                                       ---------                  ---------                   --------                  ----------
Earnings before non-recurring items                       4,341                     13,361                      26,851                     68,442
                                                       ---------                  ---------                   --------                  ----------

International
                                                       ---------                  ---------                   --------                  ----------
Reported earnings                                        (5,925)                    (6,184)                     (4,443)                    (3,042)
                                                       ---------                  ---------                   --------                  ----------

Energy Marketing
Reported earnings                                         1,702                     (2,333)                      8,642                     (3,432)
Inventory mark to market adjustment                           -                      1,328                           -                      1,328
                                                       ---------                  ---------                   --------                  ----------
Earnings before non-recurring items                       1,702                     (1,005)                      8,642                     (2,104)
                                                       ---------                  ---------                   --------                  ----------

Timber
                                                       ---------                  ---------                   --------                  ----------
Reported earnings                                         3,725                        352                       9,689                      7,715
                                                       ---------                  ---------                   --------                  ----------

Corporate and All Other
Reported earnings                                          (582)                    (2,373)                     (2,277)                    (4,542)
Stock appreciation rights income                              -                       (441)                          -                       (743)
Inventory mark to market adjustment                           -                      1,060                           -                      3,563
                                                       ---------                  ---------                   --------                  ----------
Earnings before non-recurring items                        (582)                    (1,754)                     (2,277)                    (1,722)
                                                       ---------                  ---------                   --------                  ----------

Consolidated
Reported earnings                                         4,875                    (99,379)                    117,682                     65,499
Total non-recurring items from above                     (1,129)                   102,721                       9,859                    100,337
                                                       ---------                  ---------                  ---------                  ----------
Earnings before non-recurring items                     $ 3,746                    $ 3,342                   $ 127,541                  $ 165,836
                                                       =========                  =========                  ==========                 ==========

                          NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                     RECONCILIATION TO REPORTED EARNINGS

                                                             Three Months                Three Months               Twelve Months              Twelve Months
(Diluted Earnings Per Share)                                     Ended                      Ended                       Ended                      Ended
                                                          September 30, 2002          September 30, 2001         September 30, 2002          September 30, 2001
                                                              (unaudited)                (unaudited)                 (unaudited)                (unaudited)
                                                          ------------------          ------------------         ------------------          ------------------

Utility
Reported earnings                                                  $ (0.12)                   $ (0.04)                     $ 0.62                     $ 0.76
Stock appreciation rights income                                         -                      (0.02)                          -                      (0.04)
Early retirement expense                                                 -                          -                           -                       0.05
                                                          -----------------           ------------------         ------------------          ------------------
Earnings before non-recurring items                                  (0.12)                     (0.06)                       0.62                       0.77
                                                          ------------------          ------------------         ------------------          ------------------

Pipeline and Storage
Reported earnings                                                     0.13                       0.08                        0.37                       0.50
Impairment of Independence Pipeline                                      -                          -                        0.12                          -
Stock appreciation rights income                                         -                      (0.03)                          -                      (0.05)
Early retirement expense                                                 -                          -                           -                       0.01
Gain on buy out of long-term contract                                    -                          -                           -                      (0.03)
                                                          ------------------          ------------------         ------------------         ------------------
Earnings before non-recurring items                                   0.13                       0.05                        0.49                       0.43
                                                          ------------------          ------------------         ------------------         ------------------

Exploration and Production
Reported earnings                                                     0.07                      (1.14)                       0.33                      (0.40)
Impairment of oil and gas assets                                         -                       1.29                           -                       1.29
Stock appreciation rights income                                         -                          -                           -                      (0.01)
Derivative mark to market adjustment                                     -                       0.02                           -                      (0.04)
Reserve for Enron exposure                                           (0.01)                         -                           -                          -
                                                          ------------------          ------------------         ------------------          -----------------
Earnings before non-recurring items                                   0.06                       0.17                        0.33                       0.84
                                                          ------------------          ------------------         ------------------          -----------------

International
Reported earnings                                                    (0.07)                     (0.08)                      (0.06)                     (0.04)
                                                          ------------------          ------------------         ------------------          -----------------

Energy Marketing
Reported earnings                                                     0.02                      (0.03)                       0.11                      (0.04)
Inventory mark to market adjustment                                      -                       0.02                           -                       0.02
                                                          ------------------          ------------------         ------------------          ------------------
Earnings before non-recurring items                                   0.02                      (0.01)                       0.11                      (0.02)
                                                          ------------------          ------------------         ------------------          ------------------

Timber
Reported earnings                                                     0.05                          -                        0.12                       0.09
                                                          ------------------          ------------------         ------------------          ------------------

Corporate and All Other
Reported earnings                                                    (0.02)                     (0.03)                      (0.03)                     (0.05)
Stock appreciation rights income                                         -                      (0.01)                          -                      (0.01)
Inventory mark to market adjustment                                      -                       0.01                           -                       0.04
                                                          ------------------          ------------------         ------------------          ------------------
Earnings before non-recurring items                                  (0.02)                     (0.03)                      (0.03)                     (0.02)
                                                          ------------------          ------------------         ------------------          ------------------

Consolidated
Reported earnings                                                     0.06                      (1.24)                       1.46                       0.82
Total non-recurring items from above                                 (0.01)                      1.28                        0.12                       1.23
Earnings before non-recurring items                                 $ 0.05                     $ 0.04                      $ 1.58                     $ 2.05
                                                          ==================          ==================         ==================          ==================

                                                                NATIONAL FUEL GAS COMPANY
                                                                     AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)

                                                                      Three Months Ended
                                                                        September 30,                          Twelve Months Ended
                                                                         (Unaudited)                               September 30,
                                                           ----------------------------------         ---------------------------------
SUMMARY OF OPERATIONS                                              2002               2001                  2002                2001
                                                           -----------------    -------------         ------------         ------------
Operating Revenues                                         $     244,609        $    249,902          $ 1,464,496           $ 2,059,836
                                                           -----------------    -------------         ------------         ------------
Operating Expenses:
  Purchased Gas                                                   48,948              55,261              462,857             1,002,466
  Fuel Used in Heat and Electric Generation                        8,059               7,250               50,635                54,968
  Operation and Maintenance                                       94,363              92,343              394,157               364,318
  Property, Franchise and Other Taxes                             16,280              16,318               72,155                83,730
  Depreciation, Depletion and Amortization                        48,692              51,221              180,668               174,914
  Impairment of Oil and Gas Producing Properties                       -             180,781                    -               180,781
  Income Taxes - Current                                         (29,872)             (9,481)              10,021                92,955
               - Deferred                                         31,633             (64,224)              62,013               (55,849)
                                                           -----------------    -------------         ------------         ------------
                                                             218,103             329,469            1,232,506             1,898,283
                                                           -----------------    -------------         ------------         ------------

Operating Income                                                  26,506             (79,567)             231,990               161,553

Operations of Unconsolidated Subsidiaries:
Income (Loss)                                                        647                 715                  224                 1,794
Impairment of Investment in Partnership                                -                   -              (15,167)                    -
                                                           -----------------    -------------         ------------         ------------
                                                                 647                 715              (14,943)                1,794
                                                           -----------------    -------------         ------------         ------------

Other Income                                                       2,272               1,428                7,017                10,639
                                                           -----------------    -------------         ------------         ------------

Income Before Interest Charges and Minority
  Interest in Foreign Subsidiaries                                29,425             (77,424)             224,064               173,986

Interest Charges                                                  25,447              22,691              105,652               107,145
Minority Interest in Foreign Subsidiaries                            897                 736                 (730)               (1,342)
                                                           -----------------    -------------         ------------         ------------

Net Income Available for Common Stock                      $       4,875        $    (99,379)         $   117,682          $     65,499
                                                           =================    =============         ============         ============

Earnings Per Common Share:
   Basic                                                   $        0.06        $      (1.25)         $      1.47          $       0.83
                                                           =================    =============         ============         ============
   Diluted                                                 $        0.06        $      (1.24)         $      1.46          $       0.82
                                                           =================    =============         ============         ============

Weighted Average Common Shares:
  Used in Basic Calculation                                   80,181,765          79,339,051           79,821,430            79,053,444
                                                           =================    =============         ============         ============
  Used in Diluted Calculation                                 80,532,678          80,181,539           80,534,453            80,361,258
                                                           =================    =============         ============         ============

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                      September 30,        September 30,
(Thousands of Dollars)                                                    2002                 2001
-----------------------------------------------------------------------------------------------------------

ASSETS
Property, Plant and Equipment                                           $4,512,651           $4,273,716
Less - Accumulated Depreciation, Depletion and Amortization              1,667,906            1,493,003
-----------------------------------------------------------           ------------         ------------
          Net Property, Plant and Equipment                              2,844,745            2,780,713
-----------------------------------------------------------           ------------         ------------

Current Assets:
Cash and Temporary Cash Investments                                         22,216               36,227
Receivables - Net                                                           95,510              131,379
Unbilled Utility Revenue                                                    21,918               25,375
Gas Stored Underground                                                      77,250               83,231
Materials and Supplies - at average cost                                    31,582               33,710
Unrecovered Purchased Gas Costs                                             12,431                4,113
Prepayments                                                                 41,354               39,520
-----------------------------------------------------------           ------------         ------------
          Total Current Assets                                             302,261              353,555
-----------------------------------------------------------           ------------         ------------

Other Assets:
Recoverable Future Taxes                                                    82,385               86,586
Unamortized Debt Expense                                                    20,635               19,796
Other Regulatory Assets                                                     26,104               23,253
Deferred Charges                                                             5,914                8,440
Fair Value of Derivative Financial Instruments                               3,807               37,585
Other Investments                                                           65,090               62,924
Investments in Unconsolidated Subsidiaries                                  16,753               31,768
Goodwill                                                                     8,255                8,804
Other                                                                       25,360               31,807
-----------------------------------------------------------           ------------         ------------
          Total Other Assets                                               254,303              310,963
-----------------------------------------------------------           ------------         ------------
Total Assets                                                            $3,401,309           $3,445,231
-----------------------------------------------------------           ------------         ------------

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
   Shares; Issued and Outstanding - 80,264,734 Shares
   and 79,406,105 Shares, Respectively                                     $80,265              $79,406
Paid in Capital                                                            446,832              430,618
Earnings Reinvested in the Business                                        549,397              513,488
-----------------------------------------------------------           ------------         ------------
Total Common Shareholder Equity Before
    Items of Other Comprehensive Loss                                    1,076,494            1,023,512
Accumulated Other Comprehensive Loss                                       (69,636)             (20,857)
-----------------------------------------------------------           ------------         ------------
Total Comprehensive Shareholders' Equity                                 1,006,858            1,002,655
Long-Term Debt, Net of Current Portion                                   1,145,341            1,046,694
-----------------------------------------------------------           ------------         ------------
          Total Capitalization                                           2,152,199            2,049,349
-----------------------------------------------------------           ------------         ------------

-----------------------------------------------------------           ------------         ------------
Minority Interest in Foreign Subsidiaries                                   28,785               22,324
-----------------------------------------------------------           ------------         ------------

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper                                265,386              489,673
Current Portion of Long-Term Debt                                          160,564              109,435
Accounts Payable                                                           100,886              123,246
Amounts Payable to Customers                                                     -               51,223
Other Accruals and Current Liabilities                                     121,518               89,893
-----------------------------------------------------------           ------------         ------------
          Total Current and Accrued Liabilities                           648,354              863,470
-----------------------------------------------------------           ------------         ------------

Deferred Credits:
Accumulated Deferred Income Taxes                                          356,220              340,224
Taxes Refundable to Customers                                               15,596               16,865
Unamortized Investment Tax Credit                                            8,897                9,599
Other Regulatory Liabilities                                                82,676               68,957
Other Deferred Credits                                                      77,378               57,362
Fair Value of Derivative Financial Instruments                              31,204               17,081
-----------------------------------------------------------           ------------         ------------
          Total Deferred Credits                                          571,971              510,088
-----------------------------------------------------------           ------------         ------------
Commitments and Contingencies                                                    -                    -
-----------------------------------------------------------           ------------         ------------
Total Capitalization and Liabilities                                   $3,401,309           $3,445,231
-----------------------------------------------------------           ------------         ------------

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                  Twelve Months Ended
                                                                                                     September 30,
(Thousands of Dollars)                                                                        2002                 2001
--------------------------------------------------------------------------------------------------------------------------------

Operating Activities:
Net Income Available for Common Stock                                                       $117,682              $65,499
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
          Impairment of Oil and Gas Producing Properties                                           -              180,781
          Depreciation, Depletion and Amortization                                           180,668              174,914
          Deferred Income Taxes                                                               62,013              (55,849)
          Impairment of Investment in Partnership                                             15,167                    -
          (Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions              361               (1,199)
          Minority Interest in Foreign Subsidiaries                                              730                1,342
          Other                                                                                9,842                6,553
     Change in:
          Receivables and Unbilled Utility Revenue                                            40,786               (2,277)
          Gas Stored Underground and Materials and
              Supplies                                                                         8,717              (37,054)
          Unrecovered Purchased Gas Costs                                                     (8,318)              25,568
          Prepayments                                                                         (1,737)                (399)
          Accounts Payable                                                                   (24,025)              20,419
          Amounts Payable to Customers                                                       (51,223)              41,640
          Other Accruals and Current Liabilities                                             (37,372)              13,969
          Other Assets                                                                        11,869              (33,169)
          Other Liabilities                                                                   20,390               13,289
--------------------------------------------------------------------------------------------------------------------------
               Net Cash Provided by Operating Activities                                    $345,550             $414,027
--------------------------------------------------------------------------------------------------------------------------

Investing Activities:
Capital Expenditures                                                                       ($232,368)           ($292,706)
Investment in Subsidiaries                                                                         -              (90,567)
Investment in Partnerships                                                                      (536)              (1,830)
Other                                                                                         27,080               (2,823)
--------------------------------------------------------------------------------------------------------------------------
               Net Cash Used in Investing Activities                                       ($205,824)           ($387,926)
--------------------------------------------------------------------------------------------------------------------------

Financing Activities:
Change in Notes Payable to Banks and
     Commercial Paper                                                                      ($224,845)           ($143,397)
Net Proceeds from Issuance of Long-Term Debt                                                 243,844              210,221
Reduction of Long-Term Debt                                                                 (104,212)             (23,052)
Dividends Paid on Common Stock                                                               (80,974)             (76,671)
Proceeds From Issuance of Common Stock                                                        10,915               11,545
--------------------------------------------------------------------------------------------------------------------------
               Net Cash Used In Financing Activities                                       ($155,272)            ($21,354)
--------------------------------------------------------------------------------------------------------------------------
Effect of Exchange Rates on Cash                                                               1,535                 (645)
--------------------------------------------------------------------------------------------------------------------------
Net Increase (Decrease) in Cash and Temporary
     Cash Investments                                                                        (14,011)               4,102
Cash and Temporary Cash Investments
     at Beginning of Period                                                                   36,227               32,125
--------------------------------------------------------------------------------------------------------------------------
Cash and Temporary Cash Investments
     at September 30                                                                         $22,216              $36,227
--------------------------------------------------------------------------------------------------------------------------

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                               SEGMENT INFORMATION
                             (Thousands of Dollars)

                                                  Three Months Ended                                     Twelve Months Ended
                                                    September 30,                                            September 30,
                                                     (Unaudited)                                              (Unaudited)
                                     -------------------------------------------------      -----------------------------------------------
                                                                             Increase                                             Increase
                                         2002               2001            (Decrease)            2002               2001        (Decrease)
                                     ---------          ---------           ----------      -----------        -----------      -----------
Operating Revenues
Utility                              $  98,518          $ 102,674           $ (4,156)       $   794,221        $ 1,234,647      $ (440,426)
Pipeline and Storage                    40,936             38,406              2,530            167,384            171,091          (3,707)
Exploration and Production              78,697             88,240             (9,543)           310,980            355,005         (44,025)
International                           12,578             11,084              1,494             95,315             97,910          (2,595)
Energy Marketing                        23,868             24,621               (753)           151,257            259,206        (107,949)
Timber                                  13,113              8,594              4,519             47,407             44,914           2,493
                                     ---------          ---------           ----------      -----------        -----------      -----------
   Total Reportable Segments           267,710            273,619             (5,909)         1,566,564          2,162,773        (596,209)
All Other                                  472                828               (356)            10,135             18,322          (8,187)
Intersegment Eliminations              (23,573)           (24,545)               972           (112,203)          (121,259)          9,056
                                     ---------          ---------           ----------      -----------        -----------      -----------
   Total Consolidated                $ 244,609          $ 249,902           $ (5,293)       $ 1,464,496        $ 2,059,836      $ (595,340)
                                     =========          =========           ==========      ===========        ===========      ===========
Operating Income (Loss)
Before Income Taxes
Utility                               $ (9,821)          $ (3,264)          $ (6,557)         $ 109,591          $ 129,081       $ (19,490)
Pipeline and Storage                    15,678             13,432              2,246             71,864             77,086          (5,222)
Exploration and Production  (2)         24,035           (149,481)           173,516             96,339            (14,221)        110,560
International                           (8,449)            (7,209)            (1,240)               780              6,605          (5,825)
Energy Marketing                         2,045             (3,900)             5,945             12,989             (4,368)         17,357
Timber                                   5,106                970              4,136             16,437             15,675             762
                                     ---------          ---------           ----------      -----------        -----------      -----------
   Total Reportable Segments            28,594           (149,452)           178,046            308,000            209,858          98,142
All Other                                 (698)            (2,120)             1,422             (1,309)            (7,792)          6,483
Corporate                                  371             (1,700)             2,071             (2,667)            (3,407)            740
                                     ---------          ---------           ----------      -----------        -----------      -----------
   Total Consolidated                 $ 28,267         $ (153,272)         $ 181,539          $ 304,024          $ 198,659       $ 105,365
                                     =========         ==========          ===========      ===========        ===========      ===========
Net Income
Utility                               $ (9,950)          $ (3,165)          $ (6,785)          $ 49,505           $ 60,707       $ (11,202)
Pipeline and Storage (1)                10,435              6,063              4,372             29,715             40,377         (10,662)
Exploration and Production (2)           5,470            (91,739)            97,209             26,851            (32,284)         59,135
International                           (5,925)            (6,184)               259             (4,443)            (3,042)         (1,401)
Energy Marketing                         1,702             (2,333)             4,035              8,642             (3,432)         12,074
Timber                                   3,725                352              3,373              9,689              7,715           1,974
                                     ---------          ---------           ----------      -----------        -----------      -----------
   Total Reportable Segments             5,457            (97,006)           102,463            119,959             70,041          49,918
All Other                                 (321)              (958)               637               (885)            (4,277)          3,392
Corporate                                 (261)            (1,415)             1,154             (1,392)              (265)         (1,127)
                                     ---------          ---------           ----------      -----------        -----------      -----------
   Total Consolidated                  $ 4,875          $ (99,379)         $ 104,254          $ 117,682           $ 65,499        $ 52,183
                                     =========          =========          ===========      ===========        ===========      ===========

(1) Twelve Months Ended September 30, 2002 includes noncash impairment charge of $15,167,000 pre tax ($9,859,000 after tax).
(2) Three and Twelve Months Ended September 30, 2001 include noncash impairment charge of $180,781,000 pre tax  ($104,040,000 after tax).

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                         SEGMENT INFORMATION (Continued)
                             (Thousands of Dollars)

                                    Three Months Ended                                        Twelve Months Ended
                                      September 30,                                               September 30,
                                       (Unaudited)                                                 (Unaudited)
                                    --------------------------------------------------        -----------------------------------------------------
                                                                             Increase                                                     Increase
                                        2002               2001             (Decrease)              2002                 2001            (Decrease)
--------------------------------------------------------------------------------------        -----------------------------------------------------
Depreciation, Depletion
 and Amortization:
Utility                                $ 9,423            $ 9,243               $ 180             $ 37,412             $ 36,607              $ 805
Pipeline and Storage                     5,949              5,621                 328               23,626               23,746               (120)
Exploration and Production              29,368             31,521              (2,153)             103,946               98,408              5,538
International                            3,285              3,811                (526)              11,977               12,634               (657)
Energy Marketing                            40                 43                  (3)                 161                  212                (51)
Timber                                     604                954                (350)               3,429                3,186                243
                                    ----------          ---------           ----------        ------------           ----------           --------
   Total Reportable Segments            48,669             51,193              (2,524)             180,551              174,793              5,758
All Other                                   23                 27                  (4)                 115                  119                 (4)
Corporate                                    -                  1                  (1)                   2                    2                  -
                                    ----------          ---------           ----------        ------------           ----------           --------
   Total Consolidated                 $ 48,692           $ 51,221            $ (2,529)           $ 180,668            $ 174,914            $ 5,754
                                    ==========          =========           ==========        ============           ==========           =========
Expenditures for
 Long-Lived Assets
Utility                               $ 16,110           $ 13,760             $ 2,350             $ 51,550             $ 42,374            $ 9,176
Pipeline and Storage                    11,654              7,021               4,633               30,329               25,978              4,351
Exploration and Production              20,349             70,149             (49,800)             114,602              296,419           (181,817)
International                              919              3,530              (2,611)               4,244               15,585            (11,341)
Energy Marketing                            14                 65                 (51)                  51                  116                (65)
Timber                                   1,194                345                 849               25,574                3,694             21,880
                                    ----------          ---------           ----------        ------------           ----------           --------
   Total Reportable Segments            50,240             94,870             (44,630)             226,350              384,166           (157,816)
All Other                                6,543                 37               6,506                6,554                  937              5,617
                                    ----------          ---------           ----------        ------------           ----------           --------
   Total Consolidated                 $ 56,783           $ 94,907           $ (38,124)           $ 232,904            $ 385,103         $ (152,199)
                                    ==========          =========           ==========        ============           ==========         ===========

       DEGREE DAYS
                                                                                           Percent Colder
                                                                                           (Warmer) Than:
Three Months Ended September 30        Normal      2002          2001                Normal            Last Year

  Buffalo, NY                            198         55           145                (72.2)             (62.1)
  Erie, PA                                99         51           168                (48.5)             (69.6)

Twelve Months Ended September 30

  Buffalo, NY                          6,847      5,808         6,648                (15.2)             (12.6)
  Erie, PA                             6,146      5,334         6,351                (13.2)             (16.0)

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                     EXPLORATION AND PRODUCTION INFORMATION

                                                    Three Months Ended                             Twelve Months Ended
                                                        September 30,                                   September 30,
                                          -------------------------------------------     ------------------------------------------
                                                                          Increase                                      Increase
                                             2002           2001         (Decrease)          2002          2001        (Decrease)
                                          ------------   ------------   -------------     ------------  -----------   --------------

Gas Production/Prices:
Production (MMcf)
  Gulf Coast                                    6,199          9,583          (3,384)          25,776       30,663           (4,887)
  West Coast                                    1,235          1,207              28            4,889        4,383              506
  Appalachia                                    1,093          1,068              25            4,402        4,142              260
  Canada                                        1,300          1,475            (175)           6,387        1,816            4,571
                                          ------------   ------------   -------------     ------------  -----------   --------------
                                                9,827         13,333          (3,506)          41,454       41,004              450
                                          ============   ============   =============     ============  ===========   ==============
Average Prices (Per  Mcf)
  Gulf Coast                                   $ 3.35         $ 2.94          $ 0.41           $ 2.89       $ 4.93          $ (2.04)
  West Coast                                     3.40           3.84           (0.44)            2.86        10.18            (7.32)
  Appalachia                                     3.72           4.32           (0.60)            3.74         5.03            (1.29)
  Canada                                         2.19           1.89            0.30             2.29         2.41            (0.12)
    Weighted Average                             3.24           3.01            0.23             2.88         5.39            (2.51)
    Weighted Average after Hedging               3.79           3.29            0.50             3.58         4.17            (0.59)

Oil Production/Prices:
Production (Thousands of Barrels)
  Gulf Coast                                      403            537            (134)           1,815        1,914              (99)
  West Coast                                      749            719              30            3,004        2,875              129
  Appalachia                                        5              2               3                9            7                2
  Canada                                          643            786            (143)           2,834        3,061             (227)
                                          ------------   ------------   -------------     ------------  -----------   --------------
                                                1,800          2,044            (244)           7,662        7,857             (195)
                                          ============   ============   =============     ============  ===========   ==============

Average Prices (Per Barrel)
  Gulf Coast                                  $ 27.17        $ 25.28          $ 1.89          $ 22.83      $ 27.47          $ (4.64)
  West Coast                                    24.66          22.05            2.61            19.94        24.06            (4.12)
  Appalachia                                    24.51          26.42           (1.91)           23.76        28.51            (4.75)
  Canada                                        25.61          22.03            3.58            19.94        24.29            (4.35)
    Weighted Average                            25.56          22.90            2.66            20.63        24.99            (4.36)
    Weighted Average after Hedging              22.28          21.47            0.81            19.94        21.59            (1.65)

Total Production (Mmcfe)                       20,627         25,597          (4,970)          87,426       88,146             (720)
========================                  ============   ============   =============     ============  ===========   ==============

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe              $ 0.34         $ 0.24          $ 0.10           $ 0.28*      $ 0.25           $ 0.03
Lease Operating Expense per Mcfe                       $ 0.87         $ 0.71          $ 0.16           $ 0.84       $ 0.73           $ 0.11
Depreciation, Depletion & Amortization per Mcfe        $ 1.42         $ 1.23          $ 0.19           $ 1.19       $ 1.12           $ 0.07

* Excludes the impact of the Enron impairment

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

                     EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2003

SWAPS                                                          Volume              Average Hedge Price
Oil                                                             3.3 MMBBL          $21.28 / BBL
Gas                                                             12.3 BCF           $3.81 / MCF

PUTS                                                           Volume              Average Hedge Price
Gas                                                             0.2 BCF            $3.98 / MCF

No-cost Collars                                                Volume              Floor Price                    Ceiling Price
Oil                                                             1.1 MMBBL          $21.96 / BBL                   $26.41 / BBL
Gas                                                             8.6 BCF            $3.80 / MCF                    $5.74 / MCF

Hedging Summary for Fiscal 2004

SWAPS                                                          Volume              Average Hedge Price
Gas                                                             6.2 BCF            $3.59 / MCF

No-cost Collars                                                Volume              Floor Price                    Ceiling Price
Oil                                                             0.3 MMBBL          $22.00 / BBL                   $25.80 / BBL
Gas                                                             0.2 BCF            $3.71 / MCF                    $4.40 / MCF

Drilling Program Twelve Months Ended September 30, 2002:
Gross Wells Drilled                                                United
                                                                   States                    Canada                    Total
                                                               ----------------    ---------------------------    -----------------
Exploratory
    Successful                                                              12                              -                   12
    Unsuccessful                                                             1                              4                    5
Developmental
    Successful                                                              81                             44                  125
    Unsuccessful                                                             0                              5                    5
Total
    Successful                                                              93                             44                  137
    Unsuccessful                                                             1                              9                   10

Success Ratio                                                              99%                            83%                  93%

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

Utility Throughput - (millions of cubic feet - MMcf)
                                                                  Three Months Ended                                    Twelve Months Ended
                                                                     September 30,                                          September 30,
                                                       -------------------------------------------           ---------------------------------------------
                                                                                         Increase                                                Increase
                                                        2002              2001          (Decrease)             2002              2001           (Decrease)
                                                       -------         --------         ----------           --------         ---------          ---------
   Retail Sales:
       Residential Sales                                4,300            5,039              (739)             64,639            73,530            (8,891)
       Commercial Sales                                   755              750                 5              11,549            13,831            (2,282)
       Industrial Sales                                 1,256              621               635               3,715             4,089              (374)
                                                       -------         --------         ---------            --------         ---------          ---------
                                                        6,311            6,410               (99)             79,903            91,450           (11,547)
                                                       -------         --------         ---------            --------         ---------          ---------
   Off-System Sales                                     4,662            2,759             1,903              21,541            12,736             8,805
    Transportation                                      9,919           10,016               (97)             61,909            66,283            (4,374)
                                                       -------         --------         ---------            --------         ---------          ---------
                                                       20,892           19,185             1,707             163,353           170,469            (7,116)
                                                       =======         ========         =========            ========         =========          =========

Pipeline & Storage Throughput- (MMcf)
                                                                  Three Months Ended                                    Twelve Months Ended
                                                                     September 30,                                          September 30,
                                                       -------------------------------------------           ---------------------------------------------
                                                                                         Increase                                                Increase
                                                        2002              2001          (Decrease)             2002              2001           (Decrease)
                                                       -------         --------         ----------           --------         ---------          ---------
    Firm Transportation - Affiliated                   11,871           13,328            (1,457)            112,164           125,858           (13,694)
    Firm Transportation - Non-Affiliated               43,695           42,818               877             178,343           178,325                18
    Interruptible Transportation                        2,063            2,553              (490)              7,315            17,372           (10,057)
                                                       -------         --------         ---------            --------         ---------          ---------
                                                       57,629           58,699            (1,070)            297,822           321,555           (23,733)
                                                       =======         ========         =========            ========         =========          =========

Energy Marketing Volumes
                                                                  Three Months Ended                                    Twelve Months Ended
                                                                     September 30,                                          September 30,
                                                       ---------------------------------------------         ------------------------------------------------
                                                                                         Increase                                                Increase
                                                        2002              2001          (Decrease)             2002              2001           (Decrease)
                                                       -------         --------         ----------           --------         ---------          ---------
    Natural Gas (MMcf)                                  5,092            5,755              (663)             33,042            36,753            (3,711)
                                                       =======         ========         =========            ========         =========          =========

International Sales Volumes
                                                                  Three Months Ended                                    Twelve Months Ended
                                                                     September 30,                                          September 30,
                                                      ----------------------------------------------         ------------------------------------------------
                                                                                         Increase                                                Increase
                                                        2002              2001          (Decrease)             2002              2001           (Decrease)
                                                      --------         --------         ----------         ----------        ----------       ------------
    Heating (Gigajoules)                              673,217          825,596          (152,379)          8,689,887         9,978,118        (1,288,231)
                                                      ========         ========         =========          ==========        ==========       ============

  Electricity (Megawatt hours)                      183,830          172,859            10,971             972,832         1,019,901           (47,069)
                                                      ========         ========         =========          ==========        ==========       ============

Timber Board Feet (Thousands)
                                                                  Three Months Ended                                    Twelve Months Ended
                                                                     September 30,                                          September 30,
                                                      ----------------------------------------------         ------------------------------------------------
                                                                                         Increase                                                Increase
                                                        2002              2001          (Decrease)             2002              2001           (Decrease)
                                                      --------         --------         ----------           --------        ----------        -----------
   Log Sales                                            1,953            1,927                26               8,174             8,839              (665)
   Green Lumber Sales                                   3,066            2,505               561              12,878            10,332             2,546
   Kiln Dry Lumber Sales                                3,023            2,202               821              10,794             8,804             1,990
                                                      --------         --------         ---------          ----------        ---------         ----------
                                                        8,042            6,634             1,408              31,846            27,975             3,871
                                                      ========         ========         =========          ==========        =========         ==========

                            NATIONAL FUEL GAS COMPANY
                                AND SUBSIDIARIES

Quarter Ended September 30 (unaudited)                                         2002                     2001
                                                                       ----------------------   ----------------------

  Operating Revenues                                                         $   244,609,000          $   249,902,000
                                                                       ======================   ======================

  Net Income Available for Common Stock                                      $     4,875,000          $   (99,379,000)
                                                                       ======================   ======================

  Earnings Per Common Share:
     Basic                                                                   $          0.06          $         (1.25)
                                                                       ======================   ======================
     Diluted                                                                 $          0.06          $         (1.24)
                                                                       ======================   ======================

   Weighted Average Common Shares:
      Used in Basic Calculation                                                   80,181,765               79,339,051
                                                                       ======================   ======================
      Used in Diluted Calculation                                                 80,532,678               80,181,539
                                                                       ======================   ======================

Twelve Months Ended September 30

  Operating Revenues                                                         $ 1,464,496,000          $ 2,059,836,000
                                                                       ======================   ======================

  Net Income Available for Common Stock                                      $   117,682,000          $    65,499,000
                                                                       ======================   ======================

  Earnings Per Common Share:
     Basic                                                                   $          1.47             $   0.831.47
                                                                       ======================   ======================
     Diluted                                                                 $          1.46             $   0.821.46
                                                                       ======================   ======================

  Weighted Average Common Shares:
      Used in Basic Calculation                                                   79,821,430               79,053,444
                                                                       ======================   ======================
      Used in Diluted Calculation                                                 80,534,453               80,361,258
                                                                       ======================   ======================

(END)